Exhibit 10.56

AMENDMENT TO

NOTE AGREEMENT AND COMMON STOCK PURCHASE WARRANT

THIS AMENDMENT TO NOTE AGREEMENT AND COMMON STOCK PURCHASE WARRANT (“Amendment”) is entered into among Edison Nation, Inc. (“Maker” or “Company”), and Equity Trust Company, a Custodian FBO: Rawleigh H. Ralls IRA the undersigned parties and/or their nominees (“Lender” or “Payee”):

WHEREAS, the parties entered into that certain Note Agreement (“Agreement”) and Common Stock Purchase Warrant (“Warrant”) dated as of January 10, 2020;

WHEREAS, pursuant to Section A.9 of the Agreement, the maturity date of the Agreement means July 10, 2020 and the parties hereto desire to extend the maturity date to January 10, 2021;

WHEREAS, pursuant to Section A.3 of the Agreement and Section 1 of the Warrant, the Company shall prepare and file with the United States Securities and Exchange Commission a registration statement on Form S-1 within 30 days of the Effective Date of the Amendment, that registers a total of 191,000 shares of Common Stock, which such amount of shares is the sum of 125,000 Warrant Shares, the 33,000 Incentive Shares, and 33,000 Additional Incentive Shares.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following terms of the Amendment.

1.	Section A.2 to the Agreement is replaced with the following:

OID: $34,000

2.	Section A.3 to the Agreement is replaced with the following:

Incentive Shares: 33,000 shares of restricted common shares of stock of Edison Nation pursuant to SEC Rule 144.

Additional Incentive Shares: 33,000 shares of restricted common shares of stock of Edison Nation pursuant to SEC Rule 144.

3.	Section A.9 to the Agreement is replaced with the following:

Maturity Date means January 10, 2021.

4.	Section A.12 to the Agreement and Section 3.4 to the Warrant is added with the following:

Registration Rights. The Company shall prepare and file with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (the “Form S-1” or “Registration Statement”) within 30 days of the Effective Date of the Amendment, that registers a total of 191,000 shares of Common Stock, which such amount of shares is the sum of 125,000 Warrant Shares, the 33,000 Incentive Shares, and 33,000 Additional Incentive Shares. The Form S-1 must be effective within 60 days from the Effective date of this Amendment. There shall be monthly liquidated damages of $3,000 if the Registration Statement is not filed within 30 days from the Effective Date and/or declared effective within 60 days from the Effective Date of this Amendment, which damages shall accrue each month until the applicable breach (failure to timely file, failure to timely have declared effective, or both) has been cured. The parties acknowledge and agree that damages which will result to Lender for Company’s failure to timely file or have declared effective the Registration Statement shall be extremely difficult or impossible to establish or prove, and agree that the payment of $3,000 per month is a reasonable estimate of potential damages and shall constitute liquidated damages for any breach of this paragraph. Any amounts due under this Section shall be added to the principal of the Note.

[SIGNATURE PAGES TO FOLLOW]

WHEREFORE each of the parties has accepted and agreed by affixing their respective authorized signatures below as of the date first above written.

MAKER – THE COMPANY

EDISON NATION, INC.

By:	Christopher B. Ferguson, CEO

Address:

1 West Broad Street, Suite 1004

Bethlehem, Pennsylvania 18018

E-Mail:

cferguson@edisonnation.com

LENDER – PAYEE

EQUITY TRUST COMPANY, A CUSTODIAN FBO: RAWLEIGH H. RALLS IRA

By:	Rawleigh H. Ralls

Address:

744 Spruce Street

Boulder, CO 80302

E-Mail:

rawleigh@ralls.com